Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Transcat, Inc.
Rochester, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-109985, 333-191438 and 333-191631) and Form S-3 (Registration No. 333-222188) of Transcat, Inc. of our report dated June 8, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Transcat, Inc., which appear in this Form 10-K of Transcat, Inc. for the year ended March 31, 2018.

/s/ Freed Maxick CPAs, P.C.
Rochester, New York
June 8, 2018